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                                                                     Exhibit 3.6

                                 FORM OF BYLAWS

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION


                                    ARTICLE I

                                     OFFICES

            Section I.1. Principal Executive Office. The principal office of American Real Estate Investment Corporation (the "Company") shall be located at such place or places as the Board of Directors of the Company (the "Board") may designate.

            Section I.2. Additional Offices. The Company may have additional offices at such places as the Board may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section II.1. Place. All meetings of the stockholders shall be held at the principal executive office of the Company or at such other place within the United States as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section II.2. Annual Meeting. The annual meeting of the stockholders of the Company shall be held on such date and at such time as may be determined by the Board. The first annual meeting of the stockholders after the Closing Date (as defined below) shall be held pursuant to Section 7.3 of the Company's Charter. At each annual meeting, the stockholders shall elect Directors in the manner provided by the Company's Charter and these Bylaws, as in effect from time to time, and shall transact such other business as may properly come before the meeting.

            Section II.3. Special Meetings. Subject to the rights of the holders of any series of preferred stock of the Company (the "Preferred Stock"), the President of the Company or the Board, pursuant to a resolution adopted by a majority of the total number of Directors, may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the Secretary of the Company upon the written request of the stockholders holding not less than 25% of all the shares entitled to vote at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within ten (10) days of the receipt of such a request, the Secretary shall inform said stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting (including all proxy materials that may be required in connection therewith) and, upon payment to the Company of such costs, the


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Secretary shall within thirty (30) days of such payment, or such longer period as may be necessitated by compliance with any applicable statutory or regulatory requirements, give notice to each stockholder entitled to notice of the meeting. Unless requested by the holders of a majority of the issued and outstanding shares of capital stock entitled to be voted at such meeting, the special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the stockholders held during the preceding twelve (12) months.

            Section II.4. Notice of Meetings. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called, the date, hour and place of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be given, not less than ten (10) nor more than ninety (90) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. Such notice shall be directed to a stockholder at his address as it shall appear on the records of the Company or its transfer agent.

            Section II.5. Scope of Notice; Procedure. Any business of the Company may be transacted at an annual meeting of the stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. Business transacted at all special meetings shall be confined to that which is related to the purpose or purposes stated in the notice of the meeting. At every meeting of the stockholders, the Chairman of the Board, if there is one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice-Presidents in their order of rank and seniority.

            Section II.6. Quorum; Voting. Except as otherwise provided by any statute or the Charter, the holders of a majority of the issued and outstanding shares of capital stock entitled to be voted at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, provided that when a specified item of business is required to be voted on by a class or series voting as a class, the holders of a majority of the issued and outstanding shares of capital stock entitled to be voted at the meeting by such class or series on the matter shall constitute a quorum for the transaction of such specified item of business. When there is a quorum to organize a meeting, it shall not be deemed broken by the subsequent withdrawal of any stockholders. Whether or not there is a quorum present, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement at the meeting of the time and place to which the meeting shall be adjourned. At such adjourned meeting at which there shall be a quorum, any business may be transacted which might have been transacted on the original date of the meeting. Unless any statute or the Charter provides otherwise, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a Director.


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            Section II.7. General Right to Vote; Proxies. Unless the Charter
provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for Directors, each share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Company or its assets or liabilities.

            Section II.8. Nominations and Proposals by Stockholders.

            (A) Annual Meetings of Stockholders.

                  (1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting delivered pursuant to Article II,
            Section 2.4 of these Bylaws, (b) by or at the direction of the President or (c) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

                  (2) For nominations or other business to be properly brought before the annual meeting by a stockholder pursuant to clause (c) of Paragraph (A) (1) of this Bylaw the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day


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            prior to such annual meeting or the tenth day following the day on which public announcement of the date of meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nominations or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of
            paragraph (A) (2) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

            (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting pursuant to
      Article II, Section 2.4 of these Bylaws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Company's notice of meeting by or at the direction of the Board. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)
      (2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.


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            (C) General.

                  (1) Only persons who are nominated in accordance with the
            procedures set forth in this Bylaw shall be eligible to serve as Directors. Except as otherwise provided by Maryland law, the Charter or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-5 under the Exchange Act.

            Section II.9. Conduct of Business and Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the Chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the Chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the Chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a Director at a meeting shall serve as an inspector thereat.

            Section II.10. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of


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any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE III

                               BOARD OF DIRECTORS

            Section III.1. General Powers. The business and affairs of the Company shall be managed under the direction of its Board, which may exercise all such powers of the Company and do all such lawful act and things as are not by statute, by the Charter or by these Bylaws conferred on or reserved to the stockholders.

            Section III.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board, but shall consist of not more than fifteen nor less than three Directors. The initial Board after [ ] (the "Closing Date") shall be set forth in the Charter. The Directors, other than any who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders after the Closing Date, the term of office of the second class to expire at the second annual meeting of stockholders after the Closing Date and the term of office of the third class to expire at the third annual meeting of stockholders after the Closing Date. Each Director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting after the Closing Date, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

            Section III.3. Resignation. Any Director may resign at any time by giving written notice to the Board. Such resignation shall take effect upon the execution and delivery to the Company of such notice or upon any future date specified in the notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section III.4. Vacancies. Subject to the rights of the holders of any class of stock separately entitled to elect one or more Directors, the stockholders may elect a successor to fill a vacancy on the Board which results from the removal of a Director. A Director elected by the stockholders to fill a vacancy which results from the removal of a Director serves for the balance of the term of the removed Director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more Directors, a majority of the remaining Directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board which results from any cause except an increase in the number of Directors, and a majority of the entire Board may fill a vacancy which results from an increase in the number of Directors. A Director elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.


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            Section III.5. Removal. Subject to the rights of the holders of any series of Preferred Stock, any Director, or the entire Board, may be removed from office at any time with cause by the affirmative vote of the holders of not less than a majority of the then outstanding voting stock.

            Section III.6. Compensation. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board, the Directors may receive fixed sums per year and/or per meeting and for any service or activity they perform or engage in as Directors. Such fixed sums may be paid either in cash or in shares of the Company. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Directors, but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

            Section III.7. Loss of Deposits. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

            Section III.8. Surety Bonds. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

            Section III.9. Reliance. Each Director, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.


                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

            Section IV.1. Place. The Directors may hold meetings, both regular and special, at the principal executive offices of the Company, or at such other place or places, within the United States as they may from time to time determine.

            Section IV.2. Regular Meetings. A regular meeting of the Board shall be held without notice immediately after, and at the same place as, each annual meeting of stockholders. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.


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            Section IV.3. Special Meetings. Special meetings of the Board shall be called at the request of the President or a majority of the Board. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings.

            Section IV.4. Quorum. A whole number of Directors equal to at least a majority of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

            Section IV.5. Notice. Notice of any special meeting shall be given to each Director at his business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article XII hereof. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

            Section IV.6. Committees. The Board may, by resolution or resolutions passed by a majority of the Board, designate one or more committees composed of one or more Directors and delegate to these committees any of the powers of the Board, except the power to authorize dividends on stock, elect Directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board. Among the committees the Board may appoint are the following:

            (A) An Executive Committee, which shall have such authority as shall be delegated by the Board (except those powers which may not be delegated to a committee under the Maryland General Corporation Law (the "MGCL")) and shall advise the Board from time to time with respect to such matters as the Board shall direct.

            (B) An Audit Committee, which shall consist solely of Independent Directors


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      (as defined below), unless otherwise changed by resolution adopted by a majority of the Board. The Audit Committee shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

            (C) A Compensation Committee, which shall determine compensation for the Company's executive officers and shall administer a stock incentive plan adopted by the Company.

For purposes of this Section 4.6, "Independent Directors" shall mean Directors who are not (i) officers of the Company, (ii) related to officers of the Company, (iii) holders of more than 5% of the issued and outstanding Shares of capital stock of the Company or (iv) with reference to any particular transaction, independent directors within the meaning of Section 2-419 of the MGCL.

      The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee.

            Section IV.7. Telephone Meetings. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or other similar communications equipment if all members participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at a Board or committee meeting.

            Section IV.8. Presumption of Assent. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company within twenty-four hours after the adjournment of the meeting. Such right to dissent shall not apply to a Director who votes in favor of such action.

            Section IV.9. Informal Action by the Board. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting,


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if an unanimous written consent which sets forth the action is signed by each member of the Board or committee and such written consent is filed with the minutes of the proceedings of the Board or committee.

                                    ARTICLE V

                                    OFFICERS

            Section V.1. Executive and Other Officers. The Company shall have a Chairman of the Board, a President, a Secretary and a Treasurer. The Board may also designate a Chief Executive Officer, and may appoint one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices except President and Vice-President may be held by the same person. The Chairman of the Board shall be a Director, and the other officers may be Directors. The Board may elect or appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

            Section V.2. Chairman of the Board. The Chairman of the Board shall be an executive position which shall perform such duties and have such powers as are from time to time assigned by the Board.

            Section V.3. President. The President shall have general powers of supervision and management of the business and affairs of the Company subject to the control of the Executive Committee and the Board, and shall see that all orders and resolutions of the Board are carried into effect. He or she may execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company. In general, he or she shall perform such other duties customarily performed by a President of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board or the Executive Committee of the Board.

            Section V.4. Secretary and Assistant Secretary. The Secretary or at the request of the Board, the Assistant Secretary, shall attend all meetings of the Board or the stockholders, keep the minutes thereof in appropriate books, give or cause to be given notice of all meetings of the Board and of the stockholders, keep in safe custody the records and seal of the Company, affix such seal to any instrument when authorized by the Board and perform such other duties incidental to the office or as may be prescribed by the Board.

            Section V.5. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall be responsible for the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Company, the deposit of all moneys and other valuable effects in the name and to the credit of the Company and the disbursement of the funds of the Company subject to the order of the Board. The Treasurer shall render to the President and Directors whenever they may so require an account of all his


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transactions as Treasurer and of the financial condition of the Company. The
Treasurer shall, if required by the Board, give the Company a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties. The Assistant Treasurer shall perform such duties and have such power as the Board may from time to time prescribe. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer shall in their order of designated rank or seniority perform all the duties and exercise the powers of Treasurer.

            Section V.6. Vice-Presidents. The Vice-President(s) shall have such powers as the Board may determine.

            Section V.7. Election; Term of Office. All officers shall be elected annually by the Board and shall hold office at the pleasure of the Board. Election of an officer, employee or agent shall not of itself create contract rights. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal.

            Section V.8. Compensation. The salaries of all officers of the Company shall be fixed by the Board or, if appointed, the Compensation Committee.

            Section V.9. Removal. Any officer elected by the Board may be removed by a majority of the members of the Board whenever, in their judgement, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

            Section V.10. Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

                                   ARTICLE VI

                              CONTRACTS AND FINANCE

            Section VI.1. Contracts and Agreements. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws, the Board may authorize any officer, employee or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

            Section VI.2. Checks and Drafts. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall,


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unless otherwise provided by resolution of the Board, be signed by the Chairman of the Board, the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

            Section VI.3. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Directors may designate.

                                   ARTICLE VII

                                      STOCK

            Section VII.1. Certificates for Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Company. Each stock certificate shall include on its face the name of the Company, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and (b) a statement which provides in substance that the Company will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Company is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Company is authorized to issue, to the extent they have been set, and of the authority of the Board to set the relative rights and preferences of subsequent series of a preferred or special class of stock and any restrictions on transferability. Such request may be made to the Secretary or to its transfer agent. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board or any officer or officers designated for such purpose by resolution of the Board. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

            Section VII.2. Record Dates or Closing of Transfer Books. The Board may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.


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            When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

            Section VII.3. Lost Certificates. The Board (or any officer designated by it) may direct a new certificate to be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond in such sum and with such surety or sureties as it may direct as indemnity agent any claim that may be made against the Company with respect to the certificate alleged to have been lost,stolen or destroyed.

            Section VII.4. Transfers of Shares. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, subject to compliance with all applicable laws and the requirements of the Company's transfer agent, it shall be the duty of the Company or its agents to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its transfer books.

            Section VII.5. Registered Stockholders. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maryland.

            Section VII.6. Stock Ledger. The Company shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent, an original or a duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            Section VIII.1. Fiscal Year. The Board shall have the power to fix, and from time to time change, the fiscal year of the Company. The fiscal year of the Company shall initially be the calendar year.


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

            Section VIII.2. Books and Records. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board and of any executive or other committee when exercising any of the powers of the Board. The books and records of the Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Company.

            Section VIII.3. Corporate Seal. The Board may provide a suitable seal, bearing the name of the Company, which shall be in the charge of the Secretary. The Board may authorize one or more duplicate seals and provide for the custody thereof. If the Company is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Company.

            Section VIII.4. Voting Stock in Other Corporations. Stock of other corporations or associations, registered in the name of the Company, may be voted by the President, a VicePresident, or a proxy appointed by either of them. The Board, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution, or otherwise direct the voting of such shares.

            Section VIII.5. Annual Statement of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Company, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Company's principal office.

                                   ARTICLE IX

                                  DISTRIBUTIONS

            If declared by the Board at any meeting thereof, the Company may pay dividends or distributions on its shares in cash, property, or in shares of the capital stock of the Company, unless such dividend or distribution is contrary to law or to a restriction contained in the Charter.


                                    ARTICLE X

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS;


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                                    INSURANCE

            Section X.1. Indemnification.

            (A) Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the Director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Company denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Company. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Company has not received both
      (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

            (B) Exclusivity, Etc. The indemnification and advance of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, shall continue in respect of all events occurring while a person was a Director or officer after such person has ceased to be a Director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Company shall not be liable for any payment under this Bylaw in connection with a claim made by a Director or officer to the extent such Director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Charter of the Company and hereunder shall be deemed to be a contract between the Company and each Director or officer of the Company who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such Director or officer or the obligations of the Company arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.


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

            (C) Following any "change in control" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, to the extent permitted by the MGCL, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant, which such independent legal counsel shall be retained by the Board on behalf of the Company and whose fees and disbursements shall be paid by the Company.

            Section X.2. Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the MGCL.

                                   ARTICLE XI

                                WAIVER OF NOTICE

            Whenever any notice is required to be given pursuant to the Charter or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business of the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XII

                                   AMENDMENTS

            These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the stockholders at any meeting of the stockholders or pursuant to
Section 2.10 of these Bylaws, or by the Board at any meeting of the Board or pursuant to Section 4.9 of these Bylaws; provided that the Board may not amend or repeal this Article XII or Section 2.10 or any part of these Bylaws that has been adopted by the stockholders subject to the express condition that it may not be amended or repealed except by holders of a majority of the issued and outstanding shares of Common Stock.


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